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                                                                      EXHIBIT 21

                   LIST OF SUBSIDIARIES OF OLYMPIC STEEL, INC.

NAME OF SUBSIDIARY                           STATE OF ORGANIZATION                               % OWNERSHIP
------------------                           ---------------------                               -----------
Olympia International, Inc.                  U.S. Virgin Islands                                 100%

Olympic Steel Lafayette, Inc.                Ohio                                                100%

Olympic Steel Minneapolis, Inc.              Minnesota                                           100%

Olympic Steel Receivables, Inc.              Delaware                                            100%

Olympic Steel Receivables LLC                Delaware                                            100%  (a)

Olympic Steel Trading, Inc.                  Ohio                                                100%

Oly Steel Welding, Inc.                      Michigan                                            100%

Olympic Steel Iowa, Inc.                     Iowa                                                100%  (b)

Olympic Continental Resources LLC            Ohio                                                 45%  (c)

OLP LLC                                      Michigan                                             50%  (d)

Trumark Steel & Processing LLC               Michigan                                             49%  (e)




(a)  Owned 100% by Olympic Steel, Inc. and Olympic Steel Receivables, Inc.

(b)  Owned 100% by Olympic Steel Minneapolis, Inc.

(c)  Owned 45% by Olympic Steel Trading, Inc.

(d)  Owned 50% by Oly Steel Welding, Inc.

(e)  Owned 49% by Oly Steel Welding, Inc.